Exhibit 99.1

PROXY CARD

BULL HORN HOLDINGS CORP.

801 S. Pointe Drive, Suite TH-1

Miami Beach, Florida 33139

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

[   ], 2022

YOUR VOTE IS IMPORTANT

BULL HORN HOLDINGS CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON

[   ], 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the proxy statement/prospectus, dated [   ], 2022, in connection with the extraordinary general meeting and at any adjournments thereof  (the “Meeting”) of Bull Horn Holdings Corp. (“Bull Horn”) to be held at 10:00 a.m. Eastern Time, on [   ], 2022 as a virtual meeting, and hereby appoints Robert Striar and Christopher Calise, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Bull Horn registered in the name provided, which the undersigned is entitled to vote at the Meeting with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 and 6 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 6 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 5.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on [   ], 2022: This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/bullhornse/sme2022.

Proposal 1 — The Domestication Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to (a) change the domicile of Bull Horn by way of its continuation out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands, and into the State of Delaware to become a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Section 184 of the BVI Business Companies Act of 2004, or the Companies Act, and the applicable provisions of the Delaware General Corporation Law, as amended (“DGCL”), respectively; (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation and bylaws appended to this proxy statement as attached hereto as Annex B (the “Interim Charter”), in place of Bull Horn’s amended and restated memorandum and articles of association (the “Current Charter”) currently registered by the Registrar of Corporate Affairs in the British Virgin Islands and which will remove or amend those provisions of the Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication and provide for a majority of the stockholders to act by written consent; (c) filing a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act; and (d) file the Interim Charter with the Secretary of State of Delaware, under which we will be domesticated from the British Virgin Islands and continue as a Delaware corporation.	☐	☐	☐

Proposal 2 — The Business Combination Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated effective as of April 18, 2022 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Bull Horn, BH Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Bull Horn (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Coeptis, with Coeptis continuing as the surviving entity of the Business Combination and becoming a wholly-owned subsidiary of Bull Horn as described in more detail in the attached proxy statement/prospectus. Following the Business Combination, Coeptis Therapeutics Holdings, Inc. and Bull Horn may be collectively referred to as the “Company”.	☐	☐	☐

Proposal 3 — The 2022 Equity Incentive Plan Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon the approval of the 2022 Equity Incentive Plan of the Company, a copy of which is attached to this proxy statement/prospectus as Annex E.	☐	☐	☐

Proposal 4 — The Charter Amendment Proposals

To consider and vote upon seven (7) separate proposals to approve and adopt the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of which is attached to this proxy statement/prospectus as Annex C, and the Amended and Restated Bylaws (the “Bylaws”), a copy of which is attached to this proxy statement/prospectus as Annex D, of Bull Horn reflecting the following material differences from Bull Horn’s Interim Charter:

Proposal 4(a) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to declassify the Bull Horn board of directors into one class of directors.	☐	☐	☐

Proposal 4(b) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.	☐	☐	☐

Proposal 4(c) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to prohibit stockholder actions by written consent.	☐	☐	☐

Proposal 4(d) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.	☐	☐	☐

Proposal 4(e) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.	☐	☐	☐

Proposal 4(f) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.	☐	☐	☐

Proposal 4(g) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon the amendment and restatement of the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Therapeutics Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination.	☐	☐	☐

Proposal 5 — The Director Election Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to elect seven directors to serve on the Company’s board of directors effective from the consummation of the Domestication and Business Combination until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

David Mehalick	☐	☐	☐
Daniel Yerace	☐	☐	☐
Christopher Calise	☐	☐	☐
Tara Maria DeSilva	☐	☐	☐
Philippe Deschamps	☐	☐	☐
Philippe Deschamps	☐	☐	☐
Gene Salkind	☐	☐	☐

Proposal 6 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to require the chairman of the meeting to adjourn the Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more proposals at the Meeting.	☐	☐	☐

Dated

Signature	Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 6 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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